Exhibit 10.22

LIPOSCIENCE, INC.

SUMMARY OF RESTRICTED STOCK PURCHASE

2007 STOCK INCENTIVE PLAN

LipoScience, Inc., a Delaware corporation (the “Company”) hereby issues and sells to the undersigned (the “Participant”), and the Participant hereby purchases from the Company, shares (the “Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”):

Participant:	*[Participant Name]

Total Number of Shares:	*[Number of Shares]

Purchase Date:	*[Purchase Date]

Purchase Price per Share:	$*[Purchase Price]

Vesting Commencement Date:	*[Vesting Date]

Vesting Schedule:

*[Describe Vesting Schedule – for example: “The Company’s Right of Repurchase shall lapse with respect to 25% of the Total Number of Shares on the 1 year anniversary of the Vesting Commencement Date and with respect to an additional 1/48 of the Total Number of Shares on the corresponding day of each month thereafter, or on the last day of each month, to the extent each month thereafter does not have the corresponding day, until all of the Shares have been released on the fourth anniversary of the Vesting Commencement Date, subject to Participant continuing to be a Service Provider through each such date.”]

*[In addition, the Right of Repurchase shall lapse on an accelerated basis under Section 2 of the Restricted Stock Purchase Agreement.]

This restricted stock purchase is governed by the terms and conditions of the Plan and the Restricted Stock Purchase Agreement, both of which are incorporated herein by reference. By signing below, the Participant acknowledges receipt of a copy of the Plan and the Restricted Stock Purchase Agreement, and purchases the Shares on the terms set forth herein and therein.

*[PARTICIPANT NAME]:	LIPOSCIENCE, INC.:

By:
(Signature)
Name:

Address:	Title:

Date:

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SHARES PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

LIPOSCIENCE, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

2007 STOCK INCENTIVE PLAN

1. Purchase of Shares. The Company hereby issues and sells to the Participant, and the Participant hereby purchases from the Company, subject to the terms and conditions set forth in this Agreement and in the Plan, the Total Number of Shares at a price per share equal to the Purchase Price per Share, all as defined and set forth in the accompanying Summary of Restricted Stock Purchase. The aggregate purchase price for the Shares shall be paid by the Participant by a check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt of said consideration by the Company for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of the Shares purchased by the Participant.

2. Right of Repurchase. The Participant shall vest in, and the Company shall have a right of repurchase with respect to, the Shares (the “Right of Repurchase”), which such Right of Repurchase shall lapse according to the Vesting Schedule set forth in the accompanying Summary of Restricted Stock Purchase. [In addition, the Right of Repurchase shall lapse on an accelerated basis as follows:]

*[Insert any applicable acceleration provisions:]

3. Exercise of Right of Repurchase and Closing.

(a) In the event the Participant ceases to be a Service Provider for any or no reason, including, without limitation, by reason of Participant’s death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall, upon the date of such termination (as reasonably fixed by the Company), have an irrevocable, exclusive right to purchase any of the Shares which have not yet been released from the Right of Repurchase (the “Unreleased Shares”), at a price per share equal to the lesser of (x) the fair market value of the shares at the time the Right of Repurchase is exercised, as determined by the Company’s board of directors and (y) the Purchase Price (the “Repurchase Price”). The Company may exercise the Right of Repurchase as to any or all of the Unreleased Shares at any time following the Participant’s termination; provided, however, that without requirement of further action on the part of either party hereto, the Company’s Right of Repurchase shall be deemed to have been automatically exercised as to all Unreleased Shares at 5:00 p.m. EDT on the date that is 90 days following the date of the Participant’s termination, unless the Company declines in writing to exercise the Right of Repurchase prior to such time.

(b) If the Company decides not to exercise the Right of Repurchase, it shall notify the Participant within 90 days of the Participant’s termination. If the Company decides to exercise its Right of Repurchase, the Company shall deliver payment to the Participant, with a copy to the Escrow Agent (as defined in Section 6 hereof), by any of the following methods, in the Company’s sole discretion: (i) delivering to the Participant or the Participant’s executor a check in the amount of the aggregate Repurchase Price; (ii) canceling an amount of the Participant’s indebtedness to the Company equal to the

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aggregate Repurchase Price; or (iii) any combination of (i) and (ii) such that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unreleased Shares being repurchased and all related rights and interests therein, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company. In the event that Participant’s continuous status as a Service Provider terminates, and the Company neither notifies the Participant within 90 days thereafter of the Company’s decision not to exercise the Right of Repurchase, nor delivers payment of the Repurchase Price to the Participant within 90 days thereafter, then the sole remedy of the Participant thereafter shall be to receive the Repurchase Price from the Company in the manner set forth above, and in no case shall the Participant have any claim of ownership as to any of the Unreleased Shares.

(c) The Company in its sole discretion may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations to exercise all or a part of the Company’s Right of Repurchase to purchase all or a part of the Unreleased Shares.

(d) The Company or its assignee must notify the Participant that it does not elect to exercise the Right of Repurchase conferred above by giving the requisite written notice within 90 days following Participant’s termination as a Service Provider to the Company. If the Company or its assignee gives such requisite notice, the Repurchase Option shall terminate.

(e) In the event that the Right of Repurchase is exercised, whether automatically in the manner provided for above or pursuant to written notice, then upon and following such exercise, the only remaining right of the Participant under this Agreement shall be the right to receive the Repurchase Price, and the Participant have no right whatsoever to receive the Unreleased Shares. In the event that the Company’s Right of Repurchase is terminated, then upon and following such termination, the only remaining right of the Participant under this Agreement shall be the right to receive the Unreleased Shares, and the Participant shall have no right whatsoever to receive the Repurchase Price.

4. Restrictions on Transfer; Rights of First Refusal.

(a) The Participant acknowledges and agrees that the Shares are subject to the provisions of the Company’s Bylaws, as amended from time to time (the “Bylaws”), including without limitation, all restrictions on transfer and rights of first refusal described in the Bylaws. The Participant may inspect the Bylaws at the Company’s principal office.

(b) Legends. Any certificate representing Shares shall bear legends substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer and/or voting of the Company securities):

“The securities represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a restricted stock agreement between the Company and the registered owner of these shares (or such owner’s predecessor in interest), and such restricted stock agreement is available for inspection without charge at the principal office of the Company.”

“The securities represented by this certificate, and the transfer thereof, are subject to the restriction on transfer provisions of the Bylaws of the Company, a copy of which is on file in, and may be examined at, the principal office of the Company.”

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5. Agreement in Connection with Public Offering. The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”): (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, which period may be extended upon the request of the underwriters for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters of such offering which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested, by the Company or the underwriters of such offering, the Participant shall provide, within 10 days of such request, such information as may be required by the Company or such underwriters in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefits plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the applicable period. Participant agrees that any transferee of the Shares pursuant to this Agreement shall be bound by this Section 5.

6. Escrow. The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder (the “Escrow Agent”). The Participant shall deliver to the Escrow Agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to the Escrow Agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

7. Provisions of the Plan.

(a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

(b) As provided in the Plan, upon the occurrence of a Change in Control, the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Change in Control in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Change in Control, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be deferred, contingent or placed into escrow to secure indemnification or for other reasons, the mix between the vested and unvested portion of such cash, securities and/or other property that is deferred, contingent or placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to deferral, contingence or escrow.

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8. Investment Representations. The Participant represents, warrants and covenants as follows:

(a) The Participant is purchasing the Shares for the Participant’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(b) The Participant has had such opportunity as the Participant deems adequate to obtain from representatives of the Company such information as is necessary to permit the Participant to evaluate the merits and risks of the Participant’s investment in the Company.

(c) The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d) The Participant can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e) The Participant acknowledges that the Participant is acquiring the Shares subject to all other terms of the Plan and this Agreement, including the related Summary of Restricted Stock Purchase.

(f) The Participant acknowledges that the Company has encouraged the Participant to consult the Participant’s own adviser to determine the tax consequences of acquiring the Shares at this time.

(g) The Participant acknowledges that the Shares shall be subject to the Company’s Right of Repurchase, right of first refusal and the market stand-off (sometimes referred to as the “lock-up”), all in accordance with the related Summary of Restricted Stock Purchase and this Agreement.

(h) The Participant understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

9. Withholding Taxes; Section 83(b) Election.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Repurchase Option.

(b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of

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this investment or the transactions contemplated by this Agreement. The Participant understands that as a condition to the issuance of the Shares, Participant shall be required to file an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days from the date of this Agreement; if such election is not filed on a timely basis, the Company shall declare this Agreement, and the offer to issue the Shares, void. In such event, the Company shall return the full amount of the Purchase Price previously paid to the Participant. The Company shall not issue a stock certificate with respect to the Shares unless and until the 83(b) election has been timely filed.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT’S RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

10. Miscellaneous.

(a) No Rights to Continued Service. The Participant acknowledges and agrees that the vesting of the Shares is earned only by continuing service as a Service Provider at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement; Governing Law. The Plan and the Bylaws are incorporated herein by reference. This Agreement, the Plan, and the Bylaws constitute the entire agreement between the Company and the Participant with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and this Agreement may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the State of North Carolina (without reference to conflict of law provisions), as to all other matters.

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(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i) Participant’s Acknowledgments. The Participant acknowledges that the Participant: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Hutchison Law Group PLLC, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

[Remainder of Page Intentionally Left Blank]

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Exhibit A

LIPOSCIENCE, INC.

Joint Escrow Instructions

Corporate Secretary

LipoScience, Inc.

Dear Madam or Sir:

As Escrow Agent for LipoScience, Inc., a Delaware corporation (the “Company”), and its successors in interest under the Restricted Stock Purchase Agreement, and related Summary of Restricted Stock Purchase, each of even date herewith (the “Agreement”), to which a copy of these Joint Escrow Instructions is attached, and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

1. Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing the Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, “Shares” shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

2. Closing of Repurchase.

(a) Upon any repurchase by the Company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the number of Shares to be repurchased, the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the “Closing”) at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

(b) At the Closing, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Shares, (ii) to fill in on such form or forms the number of Shares being transferred, and (iii) to deliver the same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being repurchased pursuant to the Agreement.

3. Withdrawal. The Holder shall have the right to withdraw from this escrow any of the Shares as to which the Right of Repurchase (as defined in the Agreement) has terminated or expired.

4. Duties of Escrow Agent.

(a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

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(b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

(c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

(f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

(g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(h) It is understood and agreed that if you believe a dispute has arisen with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

(i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

(j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements, (including without limitation the fees of counsel retained pursuant to Section 4(e) above, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

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5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: President

HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.

ESCROW AGENT:	Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

6. Miscellaneous.

(a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

(b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,

LIPOSCIENCE, INC.	HOLDER:

By:	By:

Name:	Name:

ESCROW AGENT:

Date:

By:

Name:

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Exhibit B

LIPOSCIENCE, INC.

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I hereby sell, assign and transfer                      shares of common stock, $0.001 par value per share, of LipoScience, Inc., a Delaware corporation (the “Company”) standing in my name on the books of the Company represented by Certificate(s) Number                      herewith, to                                          and do hereby irrevocably constitute and appoint Hutchison Law Group PLLC to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

HOLDER:

(Signature)

(Print Name)

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